UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2019

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Annual Bonus Program

On May 8, 2019, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of InvenTrust Properties Corp. (the “Company”) approved an annual incentive bonus program for the Company’s named executive officers (the “executives”) for the Company’s 2019 fiscal year (the “2019 Bonus Program”). Under the 2019 Bonus Program, the executives are eligible to earn an annual incentive bonus based on the executive’s individual performance and the Company’s achievement of performance goals relating to (1) adjusted funds from operations (“AFFO”) per share of common stock, (2) same-property net operating income (“NOI”) growth, (3) acquisition volume, and (4) disposition volume.

The weighting of each component of the 2019 Bonus Program is as follows:

Bonus Component	Weighting
Individual Performance	25%
AFFO per Share	30%
Same-Property NOI Growth	30%
Acquisition Volume	10%
Disposition Volume	5%

Additionally, in the event that the Company’s debt to gross asset value exceeds a percentage established by the Compensation Committee, then the portion of each executive’s bonus that corresponds to AFFO per share performance may be reduced by up to 20%.

Bonus levels (expressed as a percentage of annual base salary) at threshold, target and maximum performance under the 2019 Bonus Program are as follows:

Name	Threshold Performance	Target Performance	Maximum Performance
Thomas P. McGuinness	62.5%	125%	187.5%
Ivy Z. Greaner	47.5%	95%	142.5%
Christy L. David	37.5%	75%	112.5%
Adam M. Jaworski	32.5%	65%	97.5%

Performance between threshold and target and between target and maximum performance levels will be interpolated on a straight line basis.

Grant of Performance-Based RSUs

Also on May 8, 2019, the Compensation Committee approved the grant of restricted stock units (“RSUs”) covering shares of the Company’s common stock (collectively, the “awards”) under the InvenTrust Properties Corp. 2015 Incentive Award Plan to the executives. The following is a brief description of the material terms and conditions of the awards.

General. Pursuant to the awards, each executive is eligible to vest in a number of RSUs ranging from 0% to 100% of the total number of RSUs granted, based on (i) the Company’s AFFO per share of common stock (“Company AFFO per Share”), and (ii) the average annual growth rate in the Company’s same-property NOI (“Company Same-Property NOI Growth”) compared to the average annual growth rate in the same-property net operating income of each of the members of the NAREIT Shopping Center Index (the “Shopping Center Index Same-Property NOI Growth”), in each case, during the performance period commencing on January 1, 2019 and ending on December 31, 2021 (the “Performance Period”), subject to the executive’s continued service.

Performance Vesting. Fifty percent (50%) of the RSUs are designated as “AFFO RSUs,” and fifty percent (50%) of the RSUs are designated as “Same-Property NOI Growth RSUs.” With respect to the AFFO RSUs, in the event that the Company AFFO per Share is achieved at the “threshold,” “target” or “maximum” level established by the Compensation Committee, the award will become vested with respect to the percentage of AFFO RSUs set forth below:

AFFO Performance Vesting Percentage
0%
“Threshold Level”	25%
“Target Level”	50%
“Maximum Level”	100%

If the Company AFFO per Share falls between the levels specified above, the percentage of AFFO RSUs that vest will be determined using straight-line linear interpolation between such levels.

The Same-Property NOI Growth RSUs vest based on the Company Same-Property NOI Growth as compared to the Shopping Center Index Same-Property NOI Growth (the “Shopping Center Index Relative Performance”). In the event that the Shopping Center Index Relative Performance is achieved at the “threshold,” “target” or “maximum” level as set forth below, the award will become vested with respect to the percentage of Same-Property NOI Growth RSUs set forth below:

	Shopping Center Index Relative Performance	Same-Property NOI Growth Performance Vesting Percentage
	< 25th Percentile	0%
“Threshold Level”	> 25th Percentile	25%
“Target Level”	> 50th Percentile	50%
“Maximum Level”	> 85th Percentile	100%

If the Shopping Center Index Relative Performance falls between the levels specified above, the percentage of Same-Property NOI Growth RSUs that vest will be determined using straight-line linear interpolation between such levels.

Change in Control. In the event that a change in control of the Company occurs prior to the completion of the Performance Period, the AFFO RSUs will vest based on actual performance as of the date of the change in control (using pro-rated threshold, target and maximum level goals reflecting the portion of the Performance Period which was completed prior to the change in control), and the Same-Property NOI Growth RSUs will vest based on actual performance as of the last day of the Company’s most recently completed fiscal quarter preceding the date of the change in control, in each case, subject to the executive’s continued service until immediately prior to the change in control. Any RSUs that have not vested as of the date on which the change in control occurs will be cancelled and forfeited by the executive.

Certain Terminations of Service. Except as otherwise described below, any RSUs that have not vested as of the date on which an executive’s service terminates for any reason will be cancelled and forfeited by the executive.

If an executive’s service is terminated by the Company other than for “cause,” by the executive for “good reason,” or due to the executive’s death or “disability” (each as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the RSUs will remain outstanding and eligible to vest in accordance with the performance vesting schedules described above, and the number of such RSUs that vest upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive was employed during the Performance Period. Any RSUs that do not become vested will be cancelled and forfeited as of the completion of the Performance Period.

If an executive’s service is terminated by the Company other than for cause, by the executive for good reason, or due to the executive’s death or disability, in any case, following the completion of the Performance Period but prior to the date on which vested RSUs are paid, the RSUs will vest based on actual performance in accordance with the performance vesting schedules described above. Any RSUs that do not become vested will be cancelled and forfeited.

Payment. Any RSUs that vest will be paid to the executive in whole shares of the Company’s common stock within five days after the applicable vesting date.

Dividend Equivalents. Each RSU is granted in tandem with a corresponding dividend equivalent, which will remain outstanding from the applicable grant date until the earlier of payment or forfeiture of the corresponding RSU. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSU to which the dividend equivalent relates, to the extent that such RSU becomes vested. Each payment in respect of a dividend equivalent will be made within 60 days following the applicable dividend payment date, but in no event prior to the date on which the RSU becomes vested. Any dividend equivalent payments that would have been made prior to such date had the RSU been vested will be paid within five days following the date on which the RSU becomes vested. The executive will not be entitled to any dividend equivalent payments with respect to any RSU that does not become vested.

The table below sets forth the names and numbers of AFFO RSUs and Same-Property NOI Growth RSUs awarded to the named executive officers on May 8, 2019.

Name	AFFO RSUs	Same-Property NOI Growth RSUs
Thomas P. McGuinness	358,281	358,281
Ivy Z. Greaner	119,427	119,427
Christy L. David	55,733	55,733
Adam M. Jaworski	37,664	37,664

The foregoing description of the awards is not complete and is subject to and qualified in its entirety by the terms of the form of Performance-Based Restricted Stock Unit Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Performance-Based Restricted Stock Unit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: May 14, 2019	By:	/s/ Thomas P. McGuinness
	Name:	Thomas P. McGuinness
	Title:	President and Chief Executive Officer